UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective January 31, 2022, Damian deGoa, the former Chief Executive Officer and a current Class III director of Liquidia Corporation, a Delaware corporation (the “Company”), resigned from his position as Chief Executive Officer of the Company and was succeeded by Roger A. Jeffs, Ph.D. Mr. deGoa will remain a director on the Company’s board of directors.

On January 31, 2022 (the “Separation Date”), the Company, through Liquidia Technologies, Inc., a wholly owned subsidiary of the Company (“Liquidia Technologies”), and Mr. deGoa entered into a Separation Agreement and General Release (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. deGoa’s employment with the Company ceased. In accordance with the terms and conditions of the Separation Agreement, Mr. deGoa will receive an amount equal to the bonus that Mr. deGoa would have earned pursuant to the Company’s Annual Cash Bonus Plan, as amended by the Company from time to time (the “Bonus Plan”) with respect to the 2021 Performance Period (as defined in the Bonus Plan), notwithstanding the employment requirement set forth in Section 6.3 of the Bonus Plan (the “Severance Bonus”).

In consideration of the payment of the Severance Bonus to Mr. deGoa, and notwithstanding anything to the contrary under any applicable stock option grant agreements, or any other agreement between the Company and Mr. deGoa, (i) any stock options that have vested and become exercisable as of the Separation Date will be exercisable any time prior to the earlier of (A) the expiration of 90 days following the date of cessation of the Board Service (as defined in the Separation Agreement) or (B) the date that is ten (10) years after the date the vested stock options were granted, (ii) for purposes of vesting, Mr. deGoa’s service to the Company and all vesting under any applicable stock option grant agreements will be deemed to have ceased upon the Separation Date, and (iii) all unvested stock options will be permanently forfeited as of the Separation Date.

As consideration for the Severance Bonus, Mr. deGoa agreed to a customary general release and has agreed not to sue or to disparage the Company. In accordance with applicable law, Mr. deGoa may revoke the Severance Agreement at any time during the seven days following his January 31, 2022 execution of the Separation Agreement (the end of such period with no revocation, the “Release Effective Date”), in which case he will not be entitled to the payments or other rights provided in the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
10.1	Separation Agreement and General Release, dated as of January 31, 2022, by and between Liquidia Technologies, Inc. and Damian deGoa.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2022	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer